Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

for

Offer to Purchase

All Outstanding Shares of Common Stock

of

Norcraft Companies, Inc.

at

$25.50 Per Share, Net in Cash,

Pursuant to the Offer to Purchase dated April 14, 2015

by

Tahiti Acquisition Corp.

an indirect wholly-owned subsidiary of

Fortune Brands Home & Security, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON MAY 11, 2015, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE SO EXTENDED, THE “EXPIRATION DATE”), UNLESS EARLIER TERMINATED BY THE PURCHASER.

Do not use for signature guarantees

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer of Tahiti Acquisition Corp., a Delaware corporation (the “Purchaser”) and an indirect wholly-owned subsidiary of Fortune Brands Home & Security, Inc., a Delaware corporation, to purchase all outstanding shares of common stock, par value $0.01 per share (each, a “Share”), of Norcraft Companies, Inc., a Delaware corporation (“Norcraft”), at a price of $25.50 per Share, net to the seller in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 14, 2015 (as it may be amended or supplemented, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), if certificates for Shares and all other required documents cannot be delivered to American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”) prior to the Expiration Date, the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Date, or time will not permit all required documents to reach the Depositary prior to the Expiration Date.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, may be delivered by hand, mail, express mail, courier, or other expedited service, or, for Eligible Institutions (as defined below) only, by facsimile transmission to the Depositary and must include a guarantee by an Eligible Institution. See Section 3 of the Offer to Purchase.

Shares tendered by this Notice of Guaranteed Delivery will not be deemed validly tendered for purposes of satisfying the Minimum Tender Condition (as defined in the Offer to Purchase) unless and until such Shares are delivered to the Depositary.

The Depositary for the Offer is:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By hand, mail, express mail, courier or other expedited service:	By Facsimile Transmission: (For Eligible Institutions Only)

American Stock Transfer & Trust Company, LLC Operations Center	(718) 234-5001

Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	Confirm Facsimile by Telephone: (718) 921-8317 (For Confirmation Only)

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

The guarantee on the back cover page must be completed.

Ladies and Gentlemen:

The undersigned hereby tenders to the Purchaser, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 14, 2015, and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered:	Name(s) of Record Owner(s):

(Please Type or Print)

Share Certificate Numbers (if available):

Address(es):
If Shares will be delivered by book-entry transfer:
(Including Zip Code)

Name of Tendering Institution:

DTC Participant Number:	Area Code and Telephone Number:

Transaction Code Number:
Signature(s):
Date:

GUARANTEE

(Not to be used for signature guarantees)

The undersigned, a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including any of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program or an “eligible guarantor institution”, as such term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually executed copy thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal) and any other required documents, will be received by the Depositary at its address set forth above within three (3) New York Stock Exchange trading days after the date of execution hereof. For the purpose of the foregoing, a trading day is any day on which the New York Stock Exchange is open for business.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, certificates for Shares and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:
(Including Zip Code)

Area Code and Telephone Number:

Authorized Signature:

Name:

(Please Type or Print)

Title:

Dated:

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.